                                                                     EXHIBIT 1.1



                                2,000,000 SHARES

                        MIDCOAST ENERGY RESOURCES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



                                                                December 8, 1999



CIBC World Markets Corp.
Prudential Securities Incorporated
c/o CIBC World Markets Corp.
One World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

          Midcoast Energy Resources, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's Common Shares, $0.01 par value (the "Common Stock"). All of the Shares are to be issued and sold by the Company. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 300,000 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."


          1. Sale and Purchase of the Shares.

          On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

            (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price
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       of $16.0625 per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof.

            (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

          2. Delivery and Payment.  Delivery by the Company of the Firm
Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price in immediately available funds for the shares purchased from the Company, against delivery of the certificates therefor to the Representatives, shall take place at the offices of Andrews & Kurth, L.L.P., 4200 Chase Tower, Houston, Texas 77002, at 10:00 a.m., Houston time, on the third business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

          In the event the option with respect to the Option Shares is exercised in whole or in part on one or more occasions, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price thereof in immediately available funds by wire transfer or by certified or official bank check or checks payable in New York Clearing House (same day) funds to the Company shall take place at the offices of Andrews & Kurth, L.L.P. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

          Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

          3. Registration Statement and Prospectus; Public Offering. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-70371) for the registration of certain of the Company's securities including the Shares, and the offering thereof from time to time in accordance with Rule 415 of the Rules, and the Company has filed such post-effective amendments thereto as may be required to the date of this Agreement in order to effect the registration and the offering of the Shares. Such Registration Statement (as so amended, if applicable) has been declared effective by the Commission. Copies of such Registration Statement (including all amendments thereof) have heretofore been delivered by the Company to you. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with paragraph (b) of
Rule 424 ("Rule 424(b)") of the Rules.   The information included in any such
prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective or included in a prospectus supplement filed in respect of such registration statement pursuant to Rule 424(b) is referred to as "Rule 424(b) Information." The term "Preliminary Prospectus" means any prospectus or prospectus supplement that omitted the Rule 424(b) Information that was used after the Registration Statement became effective and prior to the date of this Agreement. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and information and documents deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date") including the information (if any) deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules (including the Rule 424(b) Information). If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement") then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the final prospectus and the final prospectus supplement relating to the Shares (including the information and documents deemed to be a part of the prospectus by incorporation by reference or otherwise) in the form filed with the Commission pursuant to Rule 424(b) of the Rules. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus (including any prospectus supplement constituting a part thereof) or the Prospectus (including any prospectus supplement constituting a part thereof), or other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus (including any preliminary prospectus supplement constituting a part thereof) or the Prospectus (including any prospectus supplement constituting a part thereof), as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Act") which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

          The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          4. Representations and Warranties. The Company hereby represents and warrants to each Underwriter as follows:

            (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

             At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and as of each Closing Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and as of each Closing Date, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

            Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Rules, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied with and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules") and, when read together with the other information in the Prospectus, at the date of the Prospectus and as of each Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules.

            (d) The historical consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified except, in the case of unaudited consolidated financial statements, for normal year end audit adjustments that have not been made and footnote disclosure necessary for GAAP (as defined below) purposes that may not have been presented. The historical financial statements of each of (i) Kansas Pipeline Company, MarGasCo Partnership, Mid-Kansas Partnership, and Riverside Pipeline Company (collectively, the "Kansas Pipeline Subsidiaries"), (ii) the AlaTenn Subsidiaries and (iii) the El Paso Field Services Company - Anadarko Gas Gathering System included or incorporated by reference in the Registration Statement and the Prospectus pursuant

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       to Rule 3-05 of Regulation S-X promulgated by the Commission ("Regulation
       S-X"), together with the related notes, present fairly in all material respects the financial position of the Kansas Pipeline Subsidiaries (on a combined basis), the AlaTenn Subsidiaries (on a combined basis) and the El Paso Field Services Company -Anadarko Gas Gathering System at the respective dates indicated and for the periods specified except, in the case of unaudited consolidated financial statements, for normal year end audit adjustments that have not been made and footnote disclosure necessary for GAAP (as defined below) purposes that may not have been presented. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The schedules supporting the historical financial statements of the Company and its consolidated subsidiaries, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly and in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information relating to the historical financial statements of the Company and its consolidated subsidiaries included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

            (e) The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, are in all material respects fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith, and present fairly the effects of the Company's acquisition of the Kansas Pipeline Subsidiaries based on the assumptions set forth therein.

            (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to own, lease and operate its properties and to conduct its business

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       as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

            (h) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities
       Act) is listed in Exhibit C of this Agreement (each, a "Subsidiary" and, collectively, the "Subsidiaries") and has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary. The only other subsidiaries of the Company are certain other subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (j) This Agreement has been duly authorized, executed and delivered by the Company.

            (k) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against

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       payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (l) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (n) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending,

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       or, to the knowledge of the Company, threatened, against or affecting the
       Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (o) There are no contracts or documents which are required to be described in the Registration Statement, or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (p) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Agreement, except such as have been already made, obtained or rendered, as applicable or as may be required under the Securities Act, or the Rules and foreign or state securities or blue sky laws.

            (q) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (r) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses which the failure to possess would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (s) The Company and its subsidiaries have good and indefeasible title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (t) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure to have such permits, authorizations or approvals or to be in compliance therewith would not, singly or in the aggregate, have a Material Adverse Effect, (C) there are no pending or to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (u) The Company is not subject to, or is exempt from, regulation as a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act, as amended.

            (v) The Shares upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act the "Commodity Exchange Act Regulations").

            (w) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

            (x) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act. Each director and executive officer of the Company has delivered to the Representatives the enforceable written lock-up agreement in the form attached as Exhibit B to this Agreement (the "Lock-Up Agreement").

            (y) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
       (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

            (aa) Neither the Company nor, to the Company's knowledge, any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (bb) The internal controls and policies used in connection with the natural gas derivatives business of the Company and each subsidiary are reasonable and to the best knowledge of the Company, adequate in light of the business conducted.

            (cc) Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person, acting on behalf of the Company or any of its subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (dd) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect on the Company and its subsidiaries) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent preliminary prospectus).

            (ee) The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

            (ff) The Company has reviewed its operations and that of the Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a Material Adverse Effect, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 by a supplier, vendor, customer or material third party would not have a Material Adverse Effect.

          5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

            (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

            (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

            (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

            (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such

       Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

            (e) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from each of PricewaterhouseCoopers LLP, independent accountants, Hein + Associates LLP and Ernst & Young LLP, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules and that the response to Item 10 of the Registration Statement is correct insofar as it relates to them, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information included or included by reference in the Registration Statement and the Prospectus.

            (f) The Representatives shall have received on each Closing Date from Porter and Hedges L.L.P., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (g) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Andrews & Kurth L.L.P. a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Andrews & Kurth L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (h) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person described in Section 4(x).

            (i) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

          6. Covenants.

            (a) The Company  covenants and agrees as follows:

                 (i) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Securities Act.

                 (ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which, in the opinion of counsel for the Underwriters or for the Company, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary, in the opinion of such counsel, to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company shall promptly prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                 (iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                 (v) The Company shall furnish to the Representatives and
              counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                 (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                 (vii) Without the prior written consent of CIBC World Markets Corp., for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (i) the issuance of the Shares to be sold hereunder, (ii) the issuance of up to $10.75 million of unregistered shares of Common Stock to Dennis M. Langley and/or Management Resources Group, LLC, (iii) the issuance of shares of Common Stock pursuant to any existing stock option plan or bonus plan of the Company referred to in the Registration Statement and the Prospectus and (iv) the issuance of unregistered shares of Common Stock in connection with the Company's acquisition of a business; provided, that, with respect
              to issuances under clauses (ii) or (iv),   the transferee of such
              shares shall be subject to a contractual transfer restriction similar to this paragraph. In the event that during this period,
              (A) any shares are issued pursuant to the Company's existing stock option plan or bonus plan that are exercisable during such 180 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180 day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

                 (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the American Stock Exchange (including any required registration under the Exchange Act).

                 (ix) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

            (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the state and foreign securities or Blue Sky laws of the various jurisdictions referred to in Section 6(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements thereto, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the American Stock Exchange; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

          7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof, or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the (i) concession and reallowance figures appearing under the caption "Underwriting" and (ii) the stabilization information contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

            (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

          8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; and (ii) the Company shall be jointly and severally liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint. For purposes of this
Section 8, the Company shall be deemed one party jointly and severally liable for any obligations hereunder.

          9. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time:

            (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect, or

            (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

          10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

            (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

            (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

          In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(b), 7, 8 and 9. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

          11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(b), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriters and the Company, their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., One World Financial Center, New York, New York 10281 Attention: Adam Meislik, with a copy to Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002,
Attention: Jim Prince and (b) if to the Company, to Midcoast Energy Resources, Inc., 1100 Louisiana Street, Suite 2950, Houston, Texas 77002, Attention: Dan
C. Tutcher, President, with a copy to Porter & Hedges L.L.P., 700 Louisiana, Houston, Texas 77002, Attention: Robert Reedy.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among us.

                              Very truly yours,

                              MIDCOAST ENERGY RESOURCES, INC.

                              By: /s/ Dan C. Tutcher
                                 ------------------
                                  Dan C. Tutcher
                                  President and Chief Executive Officer

Confirmed:

CIBC WORLD MARKETS CORP.
PRUDENTIAL SECURITIES INCORPORATED



---------------------------------------

Acting on behalf of themselves and as
representatives of the several Underwriters named in Schedule I annexed hereto.

By: CIBC WORLD MARKETS CORP.

By: /s/ Ronald D. Ormond
   ---------------------
Name: Ronald D. Ormond
     -----------------
Title:   Managing Director
      --------------------

                                   SCHEDULE I



                                        Number of Firm Shares
Name                                       To Be Purchased
-------------------------------------   ---------------------
CIBC World Markets Corp.                              920,000
Prudential Securities Incorporated                    920,000
Banc of America Securities LLC                         40,000
Brean Murray & Co., Inc.                               20,000
Dain Rauscher Wessels                                  20,000
First Union Securities, Inc.                           20,000
Jefferies & Company, Inc.                              20,000
Petrie Parkman & Co.                                   20,000
Southcoast Capital L.L.C.                              20,000
Total                                               2,000,000
                                                    =========

                                                                       EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(f)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (v) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

     (vi) The issuance and sale of the Shares by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

     (vii) Each Subsidiary has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (ix) The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (x) The Registration Statement, the Rule 430A Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules.

     (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the American Stock Exchange.

     (xii) To the best of our knowledge, except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

     (xiii) The information incorporated by reference into the Prospectus from the Company's Amended Current Report on Form 8-K/A, filed on December 2, 1999, from the section entitled "Description of Capital Stock After the Merger" and in the supplement constituting part of the Prospectus under "Business-- Regulatory Matters" and in the Company's Post-Effective Amendment No. 1 to the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xv) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement where the consequences of such default might reasonably be expected to result in a Material Adverse Effect.

     (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act and the Rules, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

     (xvii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

     (xviii) To the best of our knowledge, except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

     Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus or Registration Statement (except as specified in the foregoing opinion), nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) with regard to the opinions set forth above in Paragraphs (iii), (vii), (xii), (xiii), (xiv) and
(xv), on the opinion of E. Chris Kaitson, General Counsel of the Company, and
(B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In rendering such opinion, matters expressly stated as within the "knowledge" of counsel shall be limited to matters within the knowledge of the attorneys of such counsel's firm who have rendered substantive attention to matters for the Company and its subsidiaries.

                                                                       EXHIBIT B


                           FORM OF LOCK-UP AGREEMENT



CIBC WORLD MARKETS CORP.
PRUDENTIAL SECURITIES INCORPORATED
   as Representative(s) of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement
c/o  CIBC World Markets
     One World Financial Center
     New York, New York  10281

   Re:  Proposed Public Offering by Midcoast Energy Resources, Inc.

Dear Sirs:

   The undersigned, a stockholder, officer and/or director of Midcoast Energy Resources, Inc., Delaware corporation (the "Company"), understands that CIBC World Markets Corp. ("CIBC") and Prudential Securities Incorporated propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of CIBC, directly or indirectly, (i) offer, pledge, sell, sell short, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, (i) any person with shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that are currently pledged as collateral for a loan made to such person may pledge such shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as collateral for any loan of an equal or lesser amount in connection with the prepayment and cancellation of such loan, provided that the pledgee agrees to be bound by a similar lock-up agreement with respect to such securities; (ii) shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock may be transferred by the undersigned in a private transaction to a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned (an "Affiliate") if such Affiliate agrees prior to such transfer in writing to be bound by a similar lock-up agreement; and (iii) shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock may be transferred as bona fide gifts by stockholders to persons who agree prior to such transfer to be bound by a similar lock-up agreement.

                         Very truly yours,



                         Signature:
                                   ---------------------------------
                         Print Name:
                                    --------------------------------

                                                                       EXHIBIT C

          SIGNIFICANT SUBSIDIARIES OF MIDCOAST ENERGY RESOURCES, INC.



Midcoast Interstate Transmission, Inc.

Tennessee River Intrastate Gas Co., Inc.

Mid Louisiana Gas Co.

Mid Louisiana Gas Transmission Co.

Midcoast Gas Services, Inc.

Midcoast Marketing, Inc.

Midcoast Kansas Pipeline, Inc.

Midcoast Kansas General Partner, Inc.

                                      C-1